UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 21, 2020

Date of Report (Date of earliest event reported)

RESMED INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15317	98-0152841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Boulevard, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 836-5000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.004 par value per share	RMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective February 21, 2020, the Board of Directors (the “Board”) of ResMed Inc. (the “Company”) approved and adopted amendments to the existing Bylaws of the Company (as so amended, the “Bylaws”), including the following amendments:

Implementing Annual Director Elections

The Bylaws provide that, commencing with the annual meeting of stockholders in 2020, directors standing for election will be elected for one year terms. Directors elected to three-year terms prior to the 2020 annual meeting of stockholders will complete those terms, and the entire Board will be elected annually commencing with the 2022 annual meeting of the stockholders.

Implementing Proxy Access

The Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the board or two individuals, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article I, Section 15 of the Bylaws.

Revising Advance Notice Provisions

The Bylaws revise the deadline for advance notice of business and nominations for an annual meeting of stockholders to generally not later than the close of business 90 days nor earlier than the close of business 120 days prior to the one-year anniversary of the preceding year’s annual meeting. As a result of the amendments, for consideration at the 2020 annual meeting of stockholders, director nominations or the presentation of other business must be received by the Secretary of the Company no earlier than July 25, 2020, and no later than August 24, 2020. In addition, the amendments revise the deadline in the Bylaws for advance notice of director nominations for a special meeting of stockholders where directors will be elected to generally not earlier than the close of business 120 days prior to such special meeting and not later than the close of business 90 days prior to such special meeting, or, if later, the tenth day following public announcement of the special meeting. The Bylaws also prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting.

Implementing Board Nominee Requirements

The Bylaws require any candidate for the Board, whether nominated by a stockholder or the Board, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term.

Implementing Forum Selection

The Bylaws include a forum selection provision, which provides that, unless the Company consents in writing to the selection of another forum, the Delaware Court of Chancery will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought by or on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s certificate of incorporation or bylaws; and (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Additionally, the Bylaws include language pursuant to which stockholders are deemed to have consented to personal jurisdiction in the Delaware Court of Chancery and to service of process on their counsel in any action initiated in violation of the forum selection provision.

Additional Bylaw Changes

The Bylaws also revise the number of directors required to call a special meeting of the Board to a majority of directors and include certain technical, conforming, modernizing and clarifying changes to the Bylaws.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws of ResMed Inc., a Delaware Corporation (as Approved and Adopted by Board Resolution February 21, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESMED INC.

Date: February 26, 2020	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Title:	Secretary